Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each of the Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, $0.0001 par value, of Halcon Resources Corporation, a Delaware corporation, and that this agreement may be included as an exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of September 16, 2016.

AF IV ENERGY AIV B1, L.P.

By:	ARES MANAGEMENT LLC
Its:	Manager

/s/ Michael D. Weiner
By: Michael D. Weiner
Its: Authorized Signatory

ARES MANAGEMENT LLC

/s/ Michael D. Weiner
By: Michael D. Weiner
Its: Authorized Signatory

ARES MANAGEMENT HOLDINGS L.P.

By:	ARES HOLDCO, LLC
Its:	General Partner

/s/ Michael D. Weiner
By: Michael D. Weiner
Its: Authorized Signatory

ARES HOLDCO LLC

/s/ Michael D. Weiner
By: Michael D. Weiner
Its: Authorized Signatory

ARES HOLDINGS INC.

/s/ Michael D. Weiner
By: Michael D. Weiner
Its: Authorized Signatory

ARES MANAGEMENT, L.P.

By:	ARES MANAGEMENT GP LLC
Its:	General Partner

/s/ Michael D. Weiner
By: Michael D. Weiner
Its: Authorized Signatory

ARES MANAGEMENT GP LLC

/s/ Michael D. Weiner
By: Michael D. Weiner
Its: Authorized Signatory

ARES PARTNERS HOLDCO LLC

/s/ Michael D. Weiner
By: Michael D. Weiner
Its: Authorized Signatory